UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): August 5, 2005
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 5, 2005, Chico’s FAS, Inc. (the “Company”) issued a press release announcing the appointment of Michael Weiss to its Board of Directors (the “Board”), increasing the total number of Board seats to eleven. Mr. Weiss was appointed by the Board to fill a vacancy created by the Board’s action taken on August 5, 2005 increasing the size of the Board from ten directors to eleven directors. There is no arrangement or understanding between Mr. Weiss and any other persons pursuant to which Mr. Weiss was selected as a director. Mr. Weiss does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. At this time, it has not been determined on which Board committee(s) Mr. Weiss will serve. The Company shall file an amendment to this Report no later than four business days after the Board takes action to appoint Mr. Weiss to his initial Board committee assignment(s).
     A copy of the release issued on August 5, 2005 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c)     Exhibits:
     Exhibit 99.1    Chico’s FAS, Inc. Press Release dated August 5, 2005.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: August 10, 2005	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release of Chico’s FAS, Inc. dated August 5, 2005